EXHIBIT 3(l)-1

AMENDMENT NO. 1 TO
OPERATING AGREEMENT
OF
ETHAN ALLEN REALTY, LLC

_________________

        THIS AMENDMENT NO. 1 to the Operating Agreement of Ethan Allen Realty, LLC, a limited liability company organized pursuant to the Delaware Limited Liability Company Law (the “DELLCL”), with an office address at Ethan Allen Drive, Danbury, CT 06813 (the “Company”) is made effective as of the 30th day of June, 2005. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement (as defined below).

        WHEREAS, the Company was formed on June 24, 2005 pursuant to the DELLCL; and

        WHEREAS, Ethan Allen Retail, Inc. (formerly Ethan Allen Inc.), the sole Member of the Company (“Retail”), entered into an Operating Agreement, dated as of June 30, 2005, setting forth provisions governing the operation and management of the Company (the “Operating Agreement”); and

        WHEREAS, Retail has determined that it is in its best interest to distribute its membership interest in the Company to Ethan Allen Operations, Inc., a Delaware corporation (“Operations”), and to transfer and assign all of its right, title and interest in and to the Company to Operations, effective as of June 30, 2005; and

        WHEREAS, Retail wishes to amend the Operating Agreement to reflect the assignment and transfer of its interest in the Company to Operations.

        NOW, THEREFORE, the Operating Agreement is hereby amended as follows:

    1.        In accordance with Section 15 of the Operating Agreement, Operations, as a Permitted Transferee thereunder, agrees to accept the terms of the Operating Agreement and is hereby substituted for Retail as sole Member of the Company.

    2.        Except as amended hereby, the Operating Agreement remains in full force and effect as of the date hereof.

[SIGNATURE PAGE TO FOLLOW]

2

        IN WITNESS WHEREOF, this Amendment No. 1 to the Operating Agreement has been duly executed as of the 30th day of June, 2005.

Ethan Allen Retail, Inc. /s/ M. Farooq Kathwari By: ____________________________ Name: M. Farooq Kathwari Title: President

Ethan Allen Operations, Inc. /s/ Jeffrey Hoyt By: _____________________________ Name: Jeffrey Hoyt Title: